                                   2,000,000 Shares

                                 VIRGINIA GAS COMPANY

                                     Common Stock
                             (Par Value $0.001 Per Share)

                                UNDERWRITING AGREEMENT


                                                  July __, 1997


Ferris, Baker Watts, Incorporated
   As Representative of the
    Several Underwriters Identified
    In Schedule I Hereto,
1729 Eye Street, N.W.
Washington, D.C.  20006

Ladies and Gentlemen:

               Section 1.     Introduction.   Virginia Gas Company, a
Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in
Schedule I hereto (the "Underwriters"), for which Ferris, Baker Watts, Incorporated is acting as representative (the "Representative"), an aggregate of 2,000,000 shares and, at the election of the Underwriters, up to 300,000 additional shares of Common Stock, par value $0.001 per share ("Stock"), of the Company. The 2,000,000 shares to be sold by the Company are herein called the "Firm Shares" and the 300,000 additional shares to be sold by the Company are herein called the "Optional Shares." The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the "Shares."

               Section 2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the
Underwriters that:

                    (a) A registration statement on Form SB-2 (File No. 333-___________) under the Securities Act of 1933, as amended (the "Act"), with respect to the Shares, including a form of prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations"). Such registration statement has been filed with the Commission under the Act and one or more amendments to such registration statement may also have been so filed. After the execution of this Agreement, the Company shall file with the Commission a Prospectus (as hereinafter defined) which

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shall have been provided to and approved by the Representative prior to the filing thereof. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended and revised at the time when such registration statement becomes effective, including all financial schedules and exhibits thereto and any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined). The term "Preliminary Prospectus" means each prospectus subject to completion contained in such Registration Statement or any amendment thereto at the time the Registration Statement was or is declared effective, or such prospectus subject to completion filed pursuant to Rule 424(a) under the Act which omits the information permitted under Rule 430A. The term "Prospectus" means a prospectus, including any amendments or supplements thereto, relating to the Registration Statement that includes all the information contained in the most recently filed Preliminary Prospectus in addition to such information which may have been omitted in any Preliminary Prospectus pursuant to Rule 430A under the Act. To the extent the Company relies on Rule 462(b) under the Act ("Rule 462(b)") to increase the maximum aggregate offering price, the Company shall have made in a timely manner any filing required under Rule 462(b) and such filing shall be in compliance with such Rule. Copies of the Registration Statement, any amendment thereto and any Preliminary Prospectus filed with the Commission have been delivered by the Company to the Representative on behalf of the Underwriters. The Registration Statement and any post-effective amendment thereto have been declared effective by the Commission. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

                    (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus and has not instituted or threatened to institute any proceedings with respect to such an order. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

                    (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations of the Commission thereunder. The Registration Statement and any post-effective amendment thereto, as of the applicable effective date or dates, and each Prospectus, as of the date each such prospectus is filed and at all times subsequent thereto up to and including the Closing Date (as defined in Section 5 hereof) and the Option Closing Date (as defined in Section 5 hereof), do not contain an untrue statement of a
                                         -2-

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material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

                    (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. Each of Virginia Gas Pipeline Company, Virginia Gas Marketing Company, Virginia Gas Exploration Company and Virginia Gas Propane Company (each a "Subsidiary" and together the "Subsidiaries") and each of Virginia Gas Distribution Company and Virginia Gas Storage Company (each an "Affiliate" and together the "Affiliates") of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, (except for those jurisdictions in which the failure to so qualify has not had and will not have a Material Adverse Effect (as hereinafter defined)) and has all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. "Material Adverse Effect" means when used in connection with the Company or any Affiliate, any development, change or effect that is materially adverse to the business, properties, assets, net worth, condition (financial or other), results of operations or, insofar as can be reasonably foreseen, prospects of the Company and its Subsidiaries, taken as a whole, or of any Affiliate, as the case may be.

                    (e) The Company has the duly authorized capitalization as set forth under the caption "Capitalization" in the Prospectus or most recently filed Preliminary Prospectus and will have the adjusted capitalization set forth therein at the Closing Date (as defined in Section 5(a) below), based on the assumptions set forth therein. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable. As of the Closing Date, the securities of the Company conform to the description of the Stock contained in the Prospectus. With respect to each Subsidiary of the Company, all of the issued and outstanding shares of capital stock are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. With respect to each Affiliate, all of the issued shares of capital stock of each Affiliate owned by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, and the percentage owned by the Company of all of the outstanding shares of

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capital stock of each such Affiliate is as set forth in the Prospectus or most recently filed Preliminary Prospectus. Other than as disclosed in the Prospectus, there are no holders of the securities of the Company having rights to registration thereof or pre-emptive rights to purchase capital stock of the Company. Except as created hereby or referred to in the Prospectus or most recently filed Preliminary Prospectus, there are no outstanding options, warrants, rights or other arrangements requiring the Company at any time to issue any capital stock.

                    (f) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus. Good and marketable title to the Shares will pass to the Underwriters on the Closing Date free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever. The Company has received, subject to notice of issuance, approval to have the Shares listed on The Nasdaq National Market ("NNM") and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

                    (g) The financial statements and the related notes and schedules thereto included in the Registration Statement and the Prospectus or the most recent Preliminary Prospectus fairly present in all material respects the financial condition, results of operations, stockholders' equity and cash flows of the Company on a consolidated basis and of each Affiliate at the respective dates and for the respective periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and such financial statements as are audited have been examined by Arthur Andersen, LLP, who are independent public accountants within the meaning of the Act and the Rules and Regulations, as indicated in their reports filed therewith. The selected financial information and statistical data set forth under the captions "Prospectus Summary --Summary Financial Information," "Capitalization," "Selected Consolidated Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in the Prospectus or the most recent Preliminary Prospectus fairly present, on the basis stated in the Prospectus or such Preliminary Prospectus, the information included therein and have been properly derived from the financial statements and other operating records of the Company and the Subsidiaries and Affiliates.

                    (h) None of the Company, Subsidiaries and Affiliates have sustained since the date of the latest audited financial statements included in the Prospectus (or most recent Preliminary Prospectus) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which

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information is given in the Registration Statement and the Prospectus (or
Preliminary Prospectus), there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any of its Affiliates or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries and Affiliates, otherwise than as set forth or contemplated in the Prospectus.

                    (i) The Company and its Subsidiaries and Affiliates have filed all necessary foreign, federal, state and local income, franchise and other material tax returns and has paid all taxes shown as due thereunder and the Company has no knowledge of any tax deficiency which might be assessed against the Company, any Subsidiary or Affiliate which, if so assessed, would be reasonably expected to have a Material Adverse Effect on the Company or any Affiliate.

                    (j) The Company and each Subsidiary and Affiliate maintains insurance of the types and in amounts which it reasonably believes to be adequate for its business in such amounts and with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

                    (k) Other than as set forth in the Prospectus or the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries or Affiliates is a party or of which any property of the Company or any of its subsidiaries is the subject which (A) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (B) is required to be disclosed in the Registration Statement or Prospectus, or (C) if determined adversely to the Company or any of its subsidiaries, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or any Affiliate and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others. Any such proceedings that are set forth in the Final or such Preliminary Prospectus are accurately summarized therein in all material respects.

                    (l) The Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming it is a binding agreement of yours, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws).

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                    (m)  The Company's execution and performance of this
Agreement, including application of the net proceeds of the offering, if and when received, as described in the Prospectus under the caption "Use of Proceeds" as described in the Prospectus or the most recent Preliminary Prospectus, will not violate any provision of the Company's Articles of Incorporation or Bylaws or any law, rule or regulation applicable to the Company or any of its Subsidiaries or Affiliates of any government, court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or Affiliate or any of its respective businesses or properties, and will not result in the breach, or be in contravention, of any loan agreement, lease, franchise, license, note, bond, other evidence of indebtedness, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company or any Subsidiary or Affiliate is a party or by which their respective property is or may be subject, or any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries or Affiliates of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or Affiliates or any of their respective businesses, activities or properties, except those, if any, that are described in the Prospectus (or most recent Preliminary Prospectus) or those which would not singly or in the aggregate have a Material Adverse Effect on the Company or any Affiliate.

                    (n) All executed agreements or copies of executed agreements filed as exhibits to the Registration Statement to which the Company, a Subsidiary or Affiliate is a party or by which it is or may be bound or to which any of its assets, properties or businesses is or may be subject have been duly and validly authorized, executed and delivered by the Company, the Subsidiaries or the Affiliates and constitute the legal, valid and binding agreements of such party, enforceable against it in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Prospectus and Preliminary Prospectus of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by the Act and the Rules and Regulations, and there are no contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

                    (o) The Company and its Subsidiaries and Affiliates have good and marketable title in fee simple to all real property and personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property, and do not interfere with the use made and proposed to be made of such property by the

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Company, its Subsidiaries or Affiliates and any real property and buildings held under lease by the Company, its Subsidiaries and Affiliates are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, its Subsidiaries and Affiliates and any property held by the Company, its Subsidiaries or Affiliate pursuant to any other form of agreement or instrument, which constitutes a valid and enforceable agreement or instrument entitling the Company, its Subsidiary or the Affiliate, as the case may be, to use the property in the manner set forth or contemplated by the Prospectus.

                    (p) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares and the registration of the Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each of which has been made or obtained, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, such approval as may be required from the NNM to have the Shares listed thereon and such approval as may be required by the National Association of Securities Dealers in connection with the terms and conditions set forth in this Agreement.

                    (q) Neither the Company nor any of its Subsidiaries or Affiliates is in violation of its Certificate of Incorporation or Bylaws; neither the Company nor any of its Subsidiaries or Affiliates is (or, as a result of the passage of time or based on its projected plans of operations, will be) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default may reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or which could in any way, individually or in the aggregate, impair or delay the consummation of the transactions contemplated by this Agreement or the offering of the Shares in the manner contemplated by the Prospectus.

                    (r) The statements set forth in the Prospectus (or Preliminary Prospectus) under the caption "Description of Securities," insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Shares Eligible For Future Sale," and "Underwriting" (except, with respect to the statements under the caption "Underwriting," for information furnished in writing to the Company by the Underwriters through the Representative expressly for use therein) insofar as they purport to describe the provisions of the laws and the provisions of documents referred to therein, are accurate and fairly summarize such provisions in all material respects.

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                    (s)  The Company is not and, after giving effect to the
offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                    (t) Each of the Company and its Subsidiaries and Affiliates owns or is licensed or otherwise has sufficient right to use the proprietary knowledge, inventions, patents, trademarks, service marks, trade names, logo marks and copyrights ("Intellectual Property") currently used in the conduct of their business, except for those patents, trademarks, service marks, trade names, logo marks or copyrights with respect to which the failure to own or license same would not have a Material Adverse Effect on the Company or any Affiliate. To the best knowledge of the Company, none of the activities engaged in by the Company or its Subsidiaries or Affiliates infringes upon or otherwise conflicts with Intellectual Property rights of others, except for any such conflicts that would not have a Material Adverse Effect on the Company or on any Affiliate and no claims have been asserted against the Company, any Subsidiaries or any Affiliate by any person with respect to the use of any such Rights or challenging or questioning the validity or effectiveness of any such Rights.

                    (u) No labor disturbance by, or labor dispute with, the employees of the Company, its Subsidiaries or Affiliates exists or is threatened or imminent which may have a Material Adverse Effect on the Company or any Affiliate.

                    (v) Since its inception, the Company has not incurred any liability arising under, or as a result of the application of ,the provisions of the Act.

                    (w) The Company, its Subsidiaries and Affiliates have not violated any applicable environmental, safety, health or similar law applicable to the business of the Company, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, the consequences of which violation would reasonably be expected to have a Material Adverse Effect on the Company or any Affiliate.

                    (x) Each of the Company and its Subsidiaries and Affiliates hold all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and other governmental or regulatory authorities necessary to the ownership, leasing and operation of its properties or required for the present conduct of its business or for the conduct of its business as contemplated by the Prospectus, and such franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and each of the Company and its Subsidiaries and Affiliates is in compliance therewith in all material respects except where the failure so to obtain, maintain or comply would not have a Material Adverse Effect on the Company or any Affiliate.

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                    (y)  The books, records and accounts and systems of
internal accounting controls of the Company currently comply with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                    (z) Neither the Company nor any of its officers, directors or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to, cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares or otherwise.

                    (aa) The minute books of the Company, its Subsidiaries and Affiliates are current and contain a materially correct and complete record of all corporate action taken by the respective Boards of Directors and stockholders of the Company and the Subsidiaries and Affiliates and all signatures contained therein are true signatures of the persons whose signatures they purport to be.

                    (ab) Except as described in the Prospectus, the Company is unaware of any loss or threatened loss of any key customer, supplier, or account which is material to the Company, its Subsidiaries or Affiliates.

                    (ac) The employee benefit plans, including employee welfare benefit plans of the Company and the Subsidiaries and Affiliates ("Employee Plans") have been operated in compliance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations (except to the extent such noncompliance would not have a Material Adverse Effect on the Company or an Affiliate). No reportable event under Section 4043(b) of ERISA or any prohibited transaction under Section 406 of ERISA has occurred with respect to any employee benefit plan maintained by the Company or its Subsidiaries or Affiliates. There are no pending or, to the Company's knowledge, threatened claims by or on behalf of any employee benefit plan, by any employee or beneficiary covered under any such plan or by any governmental agency or otherwise involving such plans or any of their respective fiduciaries (other than for routine claims for benefits). All Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code in all material respects.

               Section 3.     Purchase of Securities by the Underwriters.
On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth,
(A) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (B) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional

Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (A) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares)

                    The Company hereby grants to the Underwriters the right to purchase at their election up to 300,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the Closing Date (as defined in Section 5 hereof) or, unless you and the Company otherwise agree in writing, no earlier than two nor later than ten business days after the date of such notice.

               Section 4. Offering of the Shares by the Underwriters. Upon the authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

               Section 5.     Delivery of and Payment for the Shares.

                    (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor in Federal (same day) funds. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Closing Date (as defined below) with respect thereto at the office of Ferris, Baker Watts, Incorporated, 1720 Eye Street, N.W., Washington, D.C. 20006 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, at ________ a.m., EST, on ______________, 1997 or such other time and date as the Representative and the Company may agree upon, and, with respect to the Optional Shares, ______ a.m., EST, on the date specified by the Representative in the written notice of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon. Such time and date for delivery of the Firm Shares is herein called the "Closing Date", such time and date for delivery of the Optional Shares, if not the Closing Date, is herein called the "Option Closing Date."

                    (b) The documents to be delivered at the Closing Date or the Option Closing Date, as the case may be, by or on behalf of the parties hereto pursuant to Section

8 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters will be delivered at the offices of Venable, Baetjer and Howard, LLP, 1800 Mercantile Bank & Trust Building, Two Hopkins Plaza, Baltimore, Maryland 21201 (the "Closing Location"), and the Shares will be delivered at the Designated Office, on the Closing Date or the Option Closing Date, as the case may be.

                    (c) A meeting will be held at the Closing Location at 2:00 p.m., EST, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be, or at such other time as is mutually agreed upon by the parties hereto, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

               Section 6.     Covenants of the Company.   The Company
covenants and agrees with each of the Underwriters as follows:

                    (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto to become effective as promptly as practicable. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b). During any time when a prospectus relating to the shares is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented. With respect to any registration statement, prospectus, amendment, or supplement to be filed with the Commission in connection with the Shares, the Company will provide a copy of each such document to the Representative a reasonable time prior to the date such document is proposed to be filed with the Commission and will not file any such document without the consent of the Representative. In the event that the Registration Statement is effective at the time of execution of this Agreement but the total number of Shares subject to this Agreement exceeds the number of Shares covered by the Registration Statement, the Company will promptly file with the Commission on the date hereof a registration statement pursuant to Rule 462(b) in accordance with the requirements of such Rule and will make payment of the filing fee therefor in accordance with the requirements of Rule 111(b) under the Act.

                    (b)  The Company will advise the Representative promptly
(A) when the Registration Statement, as amended, has become effective; (B) if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A; (C) when any post-effective amendment to the Registration Statement becomes effective; (D) of any request made by the Commission for amending the Registration Statement, for supplementing any Preliminary Prospectus or Prospectus or for additional information; and (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any

Preliminary Prospectus or Prospectus or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting thereof as soon as possible.

                    (c) The Company will cooperate with the Representative, its counsel and the Underwriters in qualifying or registering the Shares for sale, or obtaining an exemption therefrom, under the Blue Sky laws of such jurisdictions as the Representative shall designate, and will continue such qualifications or registrations or exemptions in effect so long as reasonably requested by the Representative to effect the distribution of the Shares.
The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified.

                    (d) The Company consents to the use of the Prospectus (and any amendment or supplement thereto) by the Underwriters and all dealers to whom the Shares may be sold, in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if it becomes necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will so notify the Representative and, subject to Section 7(a) hereof, will prepare and file with the Commission an amendment to the Registration Statement or an amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance, each such amendment or supplement to be reasonably satisfactory to counsel to the Underwriters.

                    (e) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that such quarter is the Company's last fiscal quarter), the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representative, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act or the Rules and Regulations, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

                    (f) During a period of five years after the date hereof, the Company will deliver to the Representative:

                         (i)  as soon as practicable after filing with the
Commission, all such reports, forms or other documents as may be required from time to time, under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder;

                         (ii) as soon as they are available, copies of all
information (financial or other) mailed to stockholders;

                         (iii)     as soon as they are available, copies of
all reports and financial statements furnished to or filed with the National Association of Securities Dealers, Inc. ("NASD") or any securities exchange or market;

                         (iv) every press release and every material news
item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by the Company; and

                         (v)  any additional information of a public nature
concerning the Company or its business which the Representative may reasonably request.

During such five-year period the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary or affiliate which is not so consolidated.

                    (g) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Stock.

                    (h) The Company will furnish, without charge, to the Representative or on the Representative's order, at such place as the Representative may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto, and any registration statement filed pursuant to Rule 462(b) (two of which copies will be signed and will include all financial statements and exhibits) and the Prospectus, and all amendments and supplements thereto in each case as soon as available and in such quantities as the Representative may reasonably request. The Company will provide or cause to be provided to the Representative and upon request to each Underwriter, a copy of the report on Form SR filed by the Company if required by Rule 463 under the Act.

                    (i) Except pursuant to this Agreement, the Company will not, directly or indirectly, without the prior written consent of the Representative issue, offer, sell, offer to sell, contract to sell, grant any option to purchase, pledge or otherwise dispose (or announce any issuance, offer, sale, offer of sale, contract of sale, grant of any option to purchase, pledge or other disposition) of any shares of Stock or any securities convertible into, or exchangeable or exercisable for, shares of Stock for a period of 180 days after the date hereof, other than issuances pursuant to the exercise of stock options or warrants outstanding on the date hereof.

                    (j) The Company will cause the Shares to be duly approved for listing on the NNM prior to the Closing Date. The Company shall take all necessary and appropriate action such that the Common Shares are authorized for quotation on the NNM as soon as practicable after the effectiveness of the Registration Statement and the Common Shares shall remain so authorized for at least thirty-six (36) months thereafter.

                    (k) Neither the Company nor any of its officers or directors, nor affiliates of any of them (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to, cause or result in, or which will constitute, stabilization or manipulation of the price of any securities of the Company.

                    (l) The Company will apply the net proceeds of the offering received in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                    (m) The Company will timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder, and all such reports, forms and documents so filed will comply as to form and substance with the applicable requirements under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder.

                    (n) Except as described in the Prospectus, the Company will not, prior to the Option Closing Date, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business or, if there is no Option Closing Date, then prior to the First Closing Date.

                    (o) The Company will not acquire any of the Company's capital stock prior to the Option Closing Date nor will the Company declare or pay any dividend or make any other distribution upon its capital stock payable to its holders of record on a date prior to the Option Closing Date or, if there is no Option Closing Date, then prior to the Closing Date.

                    (p) The Company will comply or cause to be complied with the conditions to the obligations of the Underwriters set forth in Section 8 hereof.

                    (q) The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Rules and Regulations.

               Section 7.     Expenses.

                    (a) If the Underwriters purchase the Firm Shares, in accordance with the terms of this Agreement, the Company will pay the Representative out of the first proceeds of the offering contemplated hereby a non-accountable expense allowance of one percent (1%) of the gross proceeds raised from this offering to compensate the Representative for its expenses in connection with the transactions contemplated by this Agreement.

                    (b) If the purchase of the Firm Shares as herein contemplated is not consummated for any reason other than the Underwriters' default under this Agreement or other than by reason of Section 11(a), the Company shall reimburse the several Underwriters for their out-of-pocket expenses (including but not limited to reasonable counsel fees and disbursements) in connection with any investigation made by them, and any preparation made by them in respect of marketing of the Shares or in contemplation of the performance by them of their obligations hereunder.

               Section 8. Conditions of the Underwriters' Obligations. The obligations of each Underwriter to purchase and pay for the Shares set forth opposite the name of such Underwriter in Schedule I is subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and the Option Closing Date, if any, as if they had been made on and as of the Closing Date or the Option Closing Date, as the case may be; the accuracy on and as of the Closing Date and the Option Closing Date, as applicable, of the statements of officers of the Company made pursuant to the provisions hereof; the performance by the Company on and as of the Closing Date and the Option Closing Date, as applicable, of their respective covenants and agreements hereunder; and the following additional conditions:

                    (a) The Registration Statement shall have been declared effective, and the Prospectus (containing the information omitted pursuant to Rule 430A) shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Representative shall have consented. No stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission. The Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

                    (b) The Representative shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated thein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

                    (c) On or prior to the Closing Date and the Option Closing Date, if any, the Representative shall have received from counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Firm Shares, the Registration Statement and the Prospectus and such other related matters as the Representative reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

                    (d) On the Closing Date and the Option Closing Date, if any, the Underwriters shall have received the opinion, dated the Closing Date, of Bright & Barnes, P.C., counsel to the Company, to the effect set forth below:

                         (i)  The Company, each Subsidiary and each Affiliate
(A) is a duly organized and validly existing corporation in good standing under the laws of its respective jurisdiction of incorporation with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Prospectus, and (B) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

                         (ii) The Company has authorized capital stock as set
forth in the Prospectus; the securities of the Company conform in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Stock have been duly authorized and validly issued by the Company, are fully paid and nonassessable, and are free of any preemptive or other rights to subscribe for any of the Shares pursuant to the Company's certificate or bylaws or any agreement known to such counsel after reasonable investigation and due inquiry. The Company has duly authorized the issuance and sale of the Shares to be sold by it hereunder; such Shares, when issued by the Company and paid for in accordance with the terms hereof, will be validly issued, fully paid and non assessable and will conform in all material respects to the description thereof contained in the Prospectus.

                         (iii)     The shares have been duly approved for
listing on the NNM.

                         (iv) The Registration Statement is effective under
the Act. Any required filing of a registration statement pursuant to Rule 462(b) has been made in the manner and within the time period required by Rule 462(b). The Prospectus has been filed with the Commission pursuant to the appropriate subparagraph of Rule 424(b) under the Act and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of such counsel, are threatened or contemplated under the Act.

              (v) The registration statement originally filed with respect to the Shares and each amendment thereto, each Preliminary Prospectus and Prospectus and, if any, each amendment and supplement thereto (except for the financial statements, schedules and other financial data included therein, as to which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

              (vi) The descriptions and summaries contained in the Prospectus of contracts and other documents, are accurate and fairly represent in all material respects the information required to be shown by the Act and the Rules and Regulations. To the best knowledge of such counsel, there are no contracts or documents which are required by the Act to be described in the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required by the Act and the Rules and Regulations.

              (vii) To the best knowledge of such counsel, there is not pending or threatened against the Company any action, suit, proceeding or investigation before or by any court, regulatory body, or administrative agency or any other governmental agency or body, domestic or foreign, of a character required to be disclosed in the Registration Statement or the Prospectus which is not so disclosed therein.

              (viii) The statements set forth in the Prospectus under the captions "Business," "Management," "Shares Eligible for Future Sale," and "Description of Securities," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings which is accurate in all material respects.

              (ix) The Company has full legal right, power, and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement, assuming due authorization, execution and delivery by each other party hereto, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity relating to the availability of remedies and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

              (x) The Company's execution or delivery of this Agreement, its performance hereof, its consummation of the transactions contemplated herein or its application of the net proceeds of the offering in the manner set forth under the caption

"Use of Proceeds" in the Prospectus will not conflict with or result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or asset of the Company or any Subsidiary or Affiliate pursuant to the terms of (A) the certificate or bylaws of the Company or any Subsidiary or Affiliate; (B) the terms of any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement or other agreement or instrument known to such counsel after reasonable investigation, to which the Company or any Subsidiary or Affiliate is a party or by which it is or may be bound or to which any of its properties may be subject;
(C) any statute, rule or regulation of any regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or Affiliate or any of their businesses, activities or properties; or (D) any order or decree of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having such jurisdiction.

              (xi) No consent, approval, authorization or order of any court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign has been or is required for the Company's performance of this Agreement or the consummation of the transactions contemplated hereby, except such as may be required under federal securities laws in connection with the purchase and distribution by the Underwriters of the Shares.

              (xii) To the best of such counsel's knowledge, the conduct of the businesses of the Company or of any Subsidiary or Affiliate is not in violation of any federal, state or local statute, administrative regulation or other law, which violation could have a Material Adverse Effect on the Company or any Affiliate. The Company and each Subsidiary and Affiliate possess all licenses, permits, approvals and other governmental authorizations required for the conduct of its business, as described in the Prospectus except where the absence of any such license, permit, approval or authorization would not be likely, in the opinion of such Counsel, to have a Material Adverse Effect on the Company or any Affiliate. Such licenses, permits and other governmental authorizations possessed by the Company or its Subsidiaries or Affiliates are in full force and effect and, to such counsel's knowledge after due inquiry, the Company and each Subsidiary and Affiliate is in all material respects complying therewith. To such counsel's knowledge, after due inquiry, there is no reason why the Company would not receive, or would be unlikely to receive such licenses, permits, approvals and other governmental authorization as would be required for the conduct of the Company's business as contemplated by the Prospectus.

              (xiii) To the knowledge of such counsel, each of the Company, its Subsidiaries and Affiliates, as the case may be, has good and marketable title, except as otherwise stated in the Prospectus, to all the real property owned by the Company or a Subsidiary or Affiliate as set forth in the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind or nature whatsoever except those, if any, referred to in the Prospectus (or reflected in the financial statements included therein) or which, in the aggregate, are not material to the Company and its business or any Affiliate and its business and do not materially affect the value of such property; and the real properties held or used by the Company or a Subsidiary or Affiliate under material leases or other material agreements as set forth in the Prospectus are held by it under valid, subsisting and enforceable leases or other agreements with respect to which neither the Company nor any Subsidiary or Affiliate is in default, except to the extent that the enforceability of the rights and remedies of the Company or a Subsidiary or Affiliate under any such lease or other agreement may be limited by bankruptcy, insolvency, or similar laws generally affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief.

              (xiv) Each of the businesses conducted by the Company or any Subsidiary or Affiliate are either not subject to regulation by the Federal Energy Regulatory Commission under the Natural Gas Act or have qualified for an exemption therefrom and continue to be so qualified.

              (xv) To the best of such counsel's knowledge, upon due inquiry, the Company and each Subsidiary and Affiliate are not in material violation of any applicable federal, state or local environmental law.

              (xvi) The Prospectus fairly and accurately describes each permit, consent, and authorization, the absence of which would have a Material Adverse Effect on the Company and its ability to complete the P-25 and P-24 pipelines, to expand the storage capacities of the Saltville and Early Grove facilities, and otherwise to expand the business operations of the Company, its Subsidiaries and Affiliates as described in the Prospectus.

         In addition, such counsel shall state that, based upon reasonable inquiry nothing has come to such counsel's attention that causes such counsel to believe that either the Registration Statement as of the date it is or was declared effective and as of the Closing Date or the Option Closing Date, as the case may be, or the Prospectus as of the date thereof and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein ore necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any belief with respect to the financial statements, schedules and other financial or statistical data).

         In rendering any such opinions, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

         References to the Registration Statement and the Prospectus in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

         (e) On or prior to the Closing Date and the Option Closing Date, if any, counsel to the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require in order to evidence the accuracy, completeness or satisfaction of any of the representations or warranties of the Company or conditions herein contained.

         (f) At the time that this Agreement is executed by the Company the Underwriters shall have received from Arthur Andersen LLP a letter as of the date of this Agreement in form and substance satisfactory to the Representative (the "Original Letter"), and on the Closing Date and the Option Closing Date, if any, the Underwriters shall have received from such firm a letter dated the Closing Date or Option Closing Date, as applicable, stating that, as of a specified date not earlier than five days prior to the date of such letter, nothing has come to the attention of such firm to suggest that the statements made in the Original Letter are not true and correct.

         (g) On the Closing Date, and the Option Closing Date, if any, the Underwriters shall have received a certificate, dated the Closing Date or the Option Closing Date, as applicable, of the principal executive officer and the principal financial or accounting officer of the Company to the effect that each of such persons has carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto and this Agreement, and that:

              (i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date (or Option Closing Date), and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date (or Option Closing
Date);

              (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of each of such persons, are contemplated or threatened under the Act and any and all filings required by Rule 424, Rule 430A and Rule 462(b) have been timely made;

              (iii) The Registration Statement and Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and neither the Registration Statement nor any amendment thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus (or any supplement thereto) or any Preliminary Prospectus includes or included any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

              (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date (or the Option Closing Date), the Company has not incurred, other than in the ordinary course of its business or as described in the Prospectus or in an amended or supplemented Prospectus, any material liabilities or obligations, direct or contingent; the Company has not purchased any of its outstanding capital stock or paid or declared any dividends or other distributions on its capital stock; the Company has not entered into any transactions not in the ordinary course of business; and there has not been any change in the capital stock or long-term debt or any increase in the short-term borrowings (other than any increase in short-term borrowings in the ordinary course of business) of the Company or any material adverse change to the business, properties, assets, net worth, condition (financial or other), results of operations or, insofar as can be reasonably foreseen, prospects of the Company; the Company has not sustained any material loss or damage to its property or assets, whether or not insured; there is no litigation which is pending or threatened against the Company which is required under the Act or the Rules and Regulations to be set forth in an amended or supplemented Prospectus which has not been set forth; and there has not occurred any other event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

         References to the Registration Statement and the Prospectus in this paragraph (g) are to such documents as amended and supplemented at the date of this certificate.

         (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date and the Option Closing Date, as applicable, there has not been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 8 or (ii) any change, or any development involving a prospective change, in the business or properties of the Company which change or decrease in the case of clause (i) or change or development in the case of clause (ii) makes it impractical or inadvisable in the Representative's judgment to proceed with the public offering or the delivery of the Shares as contemplated by the Prospectus.

         (i) No order suspending the sale of the Shares in any jurisdiction designated by you pursuant to Section 6(c) hereof has been issued on or prior to the Closing Date or the Option Closing Date, as the case may be, and no proceedings for that purpose have been instituted or, to your knowledge or that of the Company, have been or are contemplated.

         (j) The Representative shall have received from each person who is a director or officer of the Company or who owns more than five percent (5%) of the outstanding shares of Stock (either directly or through exercise of currently exercisable stock options or warrants), assuming exercise of currently exercisable stock options and warrants on a fully diluted basis, an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of the Representative, on behalf of the Underwriters, offer, sell, offer to sell, contract to sell, grant any option to purchase, pledge or otherwise dispose (or announce any offer, sale, offer of sale, contract of sale, grant of an option to purchase, pledge or other disposition) of any shares of Stock or any securities convertible into, or exchangeable or exercisable for, shares of Stock for a period of 180 days after the date of this Agreement.

         (k) The Shares shall have been duly authorized for listing on the NNM.

         (l) The Company shall have furnished the Underwriters with such further opinions, letters, certificates or documents as the Representative or counsel for the Underwriters may reasonably request.

    All opinions, certificates, letters and documents to be furnished by the Company will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and to counsel for the Underwriters. The Company shall furnish the Underwriters with manually signed or conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered under this Section 8 shall constitute representations, warranties and agreements of the Company as to all matters set forth therein as fully and effectively as if such matters had been set forth in Section 2 of this Agreement.

    If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at either the Closing Date or the Option Closing Date is not so satisfied, this Agreement at the Representative's election will terminate upon notification to the Company without liability on the part of any Underwriter (including the Representative) or the Company, except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in Section 9 hereof.

    Section 9.     Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such Underwriter or such controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading and will reimburse, as incurred, such Underwriter or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished in writing to the Company on behalf of such Underwriter through the Representative expressly for use therein, and provided, further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage, liability or action (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with Section 6(h) hereof. The indemnity agreement in this paragraph (a) shall be in addition to any liability which the Company may otherwise have.

         (b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (and actions in respect thereof) to which the Company or any such director, officer, or controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by that Underwriter through the Representative to the Company expressly for use therein; and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company acknowledges that the statements with respect to the public offering of the Shares set forth in the paragraphs under the caption "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters to the Company expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus. The indemnity agreement contained in this paragraph (b) shall be in addition to any liability which the Underwriters may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 8, notify such indemnifying party or parties of the commencement thereof; but the failure so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under paragraph (a) or (b) of this Section 8 to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of such different or additional legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.

         (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. In any case where the Company is a contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriters hereunder. The Underwriters' obligations to contribute pursuant to this paragraph (d) are several in proportion to their respective underwriting obligations, and not joint. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), (i) each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director of the Company, each officer of the Company who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which claim for contribution may be made against another party or parties under this paragraph
(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this paragraph (d) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have.

    Section 10. Representations, etc. to Survive Delivery. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares. Any successors to the Underwriters shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

    Section 11.    Effective Date and Termination.

         (a) This Agreement shall become effective at ______ a.m., EST, on the first business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representative, in its sole discretion, shall release the Shares for the sale to the public unless prior to such time the Representative shall have received written notice from the Company that it elects that this Agreement shall not become effective, or the Representative shall have given written notice to the Company that the Representative on behalf of the Underwriters elect that this Agreement shall not become effective; provided, however, that the provisions of this Section 11 and of Section 7 and Section 9 hereof shall at all times be effective. For purposes of this Section 11(a), the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of notification by the Representative to securities dealers releasing such Shares for offering or the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Shares.

         (b) This Agreement (except for the provisions of Sections 7 and 9 hereof) may be terminated by the Representative by notice to the Company in the event that the Company has failed to comply in any respect with any of the provisions of this Agreement required on its part to be performed at or prior to the Closing Date or the Option Closing Date, or if any of the representations or warranties of the Company are not accurate in any respect or if the covenants, agreements or conditions of, or applicable to the Company herein contained have not been complied with in any respect or satisfied within the time specified on the Closing Date or the Option Closing Date, respectively, or if prior to the Closing Date or the Option Closing Date:

              (i) the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss was insured;

              (ii) trading in the Stock shall have been suspended by the Commission or the NNM or trading in securities generally on the New York Stock Exchange or the NNM shall have been suspended or a material limitation on such trading shall have been imposed or minimum or maximum prices shall have been established on either such exchange or market;

              (iii) a banking moratorium shall have been declared by New York or United States authorities;

              (iv) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States; or

              (v) there shall have been a material adverse change in (A) general economic, political or financial conditions or (B) the present or prospective business or condition (financial or other) of the Company that, in each case, in the Representative's judgment makes it impracticable or inadvisable to make or consummate the public offering, sale or delivery of the Company's Shares on the terms and in the manner contemplated in the Prospectus and the Registration Statement.

         (c) Termination of this Agreement under this Section 12 or Section 13 after the Firm Shares have been purchased by the Underwriters hereunder shall be applicable only to the Additional Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 7 and 9 hereof.

    Section 12. Substitution of Underwriters. If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to the Representative of such Firm Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to the Representative of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall not exceed 10% of the Firm Shares or Additional Shares required to be purchased on the Closing Date or the Option Closing Date, as the case may be, then, each of the non-defaulting Underwriters shall purchase and pay for (in addition to the number of such Shares which it has severally agreed to purchase hereunder) that proportion of the number of Shares which the defaulting Underwriter or Underwriters shall have so failed or refused to purchase on such Closing Date or Option Closing Date, as the case may be, which is the percentage set forth next to each such Underwriter's name on Schedule I. In such case, the Representative, on behalf of the Underwriters, shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, to a date not exceeding seven full business days after the date originally fixed as such Closing Date or the Option Closing Date, as the case may be, pursuant to the terms hereof in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.

    If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such

Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall exceed 10% of the Firm Shares or Additional Shares required to be purchased by all the Underwriters on the Closing Date or the Option Closing Date, as the case may be, then (unless within 48 hours after such default arrangements to your satisfaction shall have been made for the purchase of the defaulted Shares by an Underwriter or Underwriters) and subject to the provisions of Section 11(b) hereof, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company except as otherwise provided in Sections 7 and 9 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this paragraph. Nothing in this Section 12, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

    Section 13. Notices. All communications hereunder shall be in writing and if sent to the Representative shall be mailed or delivered or sent by facsimile transmission and confirmed by letter to Ferris, Baker Watts, Incorporated at 100 Light Street, 8th Floor, Baltimore, Maryland 21202,
Attention: Steven L. Shea (facsimile number: (410) 659-4632) or, if sent to the Company, shall be mailed or delivered or sent by facsimile transmission and confirmed by letter to the Company at 200 East Main Street, Abingdon, Virginia 35320, attention: Michael L. Edwards (facsimile number: (540) 676-0151).

    Section 14. Successors. This Agreement shall inure to the benefit of and be binding upon the Company and each Underwriter and the Company's and each Underwriter's respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representatives, warranties, indemnities and contribution agreements of the Company contained in this Agreement shall also be for the benefit of any person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and except that the Underwriters' indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons, if any, who control the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act. No purchaser of Shares from the Underwriters will be deemed a successor because of such purchase.

    Section 15. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of each court in which any action is commenced seeking indemnity or contribution pursuant to Section 9 above and agrees to accept, either directly or through an agent, service of process of each such court.

    Section 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us ___ counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                             Very truly yours,

                             Virginia Gas Company

                               By:_________________________________
                                  Name:____________________________
                                  Title:_____________________________



Accepted as of the date hereof

FERRIS, BAKER WATTS, INCORPORATED
___________________________
___________________________
___________________________


By:  FERRIS, BAKER WATTS, INCORPORATED
On behalf of each of the Underwriters

By:___________________________
     Name:
     Title:

                                      SCHEDULE I

                                NUMBER OF SHARES TO BE
                            PURCHASED BY EACH UNDERWRITER







                                            Number of Firm Shares to
                                            be Purchased from the
Name of Underwriter          Percentage          Company

Ferris, Baker Watts,
Incorporated